UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 15, 2006
Waste Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25955 (Commission File Number)	01-0780204 (IRS Employer Identification No.)
1122 International Blvd., Suite 601, Burlington, Ontario, Canada L7L 6Z8
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (905) 319-1237
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities
On May 15, 2006, Waste Services, Inc. announced that it had completed the acquisition of Liberty Waste, LLC in Tampa, Florida. The purchase price for the company consisted of $8.0 million in cash and $3.5 million by the issuance of 1,155,116 shares of restricted common stock of Waste Services, Inc. The number of shares issued was determined based upon the average closing price of a share of Waste Services common stock for the ten trading days preceding the closing date.
As reported on Form 8-K dated February 6, 2006, we had previously paid a deposit of $6.0 million in cash and paid a further deposit of $3.0 million by the issuance of 946,372 shares of restricted common stock. The number of shares of common stock was determined by dividing the consideration amount by the average closing price of a share of Waste Services common stock for the ten trading days proceeding the day of issuance.
The issuance of the common stock is exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of the Act and the rules and regulations promulgated there under on the basis that it did not involve a public offering.
The press release is attached as Exhibit 99.1 to this Form 8-K.
Section 9 Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits
(d) Exhibits
     99.1 May 15, 2006 Press Release.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE SERVICES, INC.
By:	/s/ Ivan R. Cairns
Ivan R. Cairns
Executive Vice President and General Counsel
Date: May 17, 2006

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